Exhibit 4.1

      THIS PROMISSORY NOTE AND THE SECURITIES OBTAINABLE UPON CONVERSION HEREOF (COLLECTIVELY, THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

                       SENIOR CONVERTIBLE PROMISSORY NOTE

U.S. $________                                                    March __, 2005

      FOR VALUE RECEIVED, Drinks Americas Holdings, Ltd., a Delaware corporation (the "Company"), hereby promises to pay to the order of ___________(the "Lender") the principal amount of _____________ ($_________) Dollars (the "Principal Amount"), together with interest on the Principal Amount under this senior convertible promissory note (this "Note") at the per annum rate of ten (10%) percent (calculated daily on the basis of a 360-day year and actual calendar days elapsed). Subject to conversion or acceleration as provided herein, the Principal Amount and accrued interest on this Note shall become due and payable in one installment on the first anniversary of the date of this Note (the "Maturity Date").

      Both the Principal Amount and accrued interest shall be paid in lawful money of the United States of America to the Lender at c/o Sloan Securities
Corp., 444 Madison Avenue, 23rd Floor, New York, New York 10022, or at such other address as the Lender may designate by notice in writing to the Company, in immediately available funds.

      If any payment hereunder falls due on a Saturday, Sunday or legal holiday, it shall be payable on the next succeeding business day and such additional time shall be included in the computation of interest.

      This Note is one of a series of Senior Convertible Promissory Notes containing substantially identical terms and conditions issued pursuant to that certain Securities Purchase Agreement by and between the Company and certain Lenders of even date herewith (the "Securities Purchase Agreement"), some of which Lenders will execute the Securities Purchase Agreement after the date hereof (the "Lenders"). All capitalized terms not defined herein shall have the meanings ascribed thereto in the Securities Purchase Agreement.

      1. Senior. The indebtedness evidenced by this Note and the payment of the Principal Amount and interest thereof shall be Senior (as hereinafter defined) to, and have priority in right of payment over, all indebtedness of the Company. "Senior" shall be deemed to mean that, in the event of any default in the payment of the obligations represented by this Note or of any liquidation, insolvency, bankruptcy, reorganization, or similar proceedings relating to the Company, except for the Company's obligations to its secured creditors, all sums payable on this Note, shall first be paid in full, with interest, if any, before any payment is made upon any other indebtedness, now outstanding or hereinafter incurred, and, in any such event, any payment or distribution of any character which shall be made in respect of any other indebtedness of the Company other than secured obligations, shall be paid over to the holder of this Note for application to the payment hereof, unless and until the obligations under this Note (which shall mean the Principal Amount and other obligations arising out of, premium, if any, interest on, and any costs and expenses payable under, this
Note) shall have been paid and satisfied in full. The Company will not issue any secured debt other than under its existing credit facilities to any person without the consent of the Lender.

      2. Conversion.

            (a) Conversion. In the event the Company consummates a debt or equity financing of at least $6,000,000 on or before the Maturity Date with respect to which Sloan Securities Corp. acts as the broker dealer (the "Sloan Financing"), at the Lender's option, the entire principal amount on this Note shall be converted ("Exchange Conversion") into the Company's equity securities ("Sloan Equity Securities") or debt securities ("Sloan Debt Securities" and together with the Sloan Equity Securities, the "Sloan Securities") sold in the Sloan Financing. The Company shall notify the Lender in writing ten (10) days before the expected first closing of the Sloan Financing and if the Lender wants to effect the Exchange Conversion it must notify the Company no later that five
(5) days before the closing date. If so elected, the Exchange Conversion shall occur at the first closing of the Sloan Financing ("First Closing"). Lenders who do not elect the Exchange Conversion within the requisite five (5) days notification period will have permanently waived the Exchange Conversion option. The number of shares of Sloan Equity Securities to be issued to a Lender who elects the Exchange Conversion shall be equal to the quotient obtained by dividing (i) the entire principal amount of this Note by (ii) the price per share of the Sloan Equity Securities ("Sloan Conversion Price"), and the issuance of such shares upon such conversion shall be upon the terms and subject to the conditions applicable to the Sloan Financing. In the event Sloan Debt Securities are issued in the Sloan Financing, the Lender who has elected to convert shall exchange this Note and shall be issued the Sloan Debt Security in an amount equal to the entire principal amount of this Note.

            (b) Discretionary Conversion. In addition to the Exchange Conversion, the Lender shall have the right ("Discretionary Conversion") to convert all of the principal amount of this Note into Common Stock. The number of shares of Common Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the amount converted by the Lender by (ii) the lower of the price per share in the Sloan Financing or $0.45 ("Conversion Price"). Any fraction of a share resulting from these calculations shall be rounded upward to the whole share. The Company covenants to cause such shares, when issued pursuant to this Section 2(c), to be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof, other than any taxes, liens or charges not caused by the Company. Accrued interest for purposes of all conversion events shall be paid in cash.

            (c) Mechanics and Effect of Conversion.

                  (i) Exchange Conversion. A Lender who has elected the Exchange Conversion shall surrender this Note at the First Closing, duly endorsed, at the principal offices of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Lender, at its address, a certificate or certificates for the number of Sloan Equity Securities or an instrument or instruments for the principal amount of the Sloan Debt Securities to which such Lender is entitled upon such conversion. The Lender understands and agrees that the conversion of the Notes into Sloan Securities may require the Lender's execution of certain agreements relating to the purchase and sale of such securities as well as registration rights, if any, relating to such Sloan Securities, and the Company agrees that upon the execution of such agreements, the Lender shall receive rights, preferences and privileges identical to those received by others purchasing like securities at such time. At the time of the Exchange Conversion, this Note, the Securities Purchase Agreement and the Registration Rights Agreement will terminate and be of no further force or effect.

                  (ii) Discretionary Conversion. To exercise a Discretionary Conversion, the Lender shall surrender its Note, duly endorsed, together with a written conversion notice to the Company at its principal office. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Lender, at its address, a certificate or certificates for the number of shares to which such Lender is entitled upon such conversion. This Note shall be deemed to have been converted immediately prior to the close of business on the date of giving of such notice and the Lender shall be treated for all purposes as the record holder of the Common Stock deliverable upon such conversion as of the close of business on such date.

            (d) No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Lender of this Note against impairment.

      3. Reservation of Shares. The Company shall at all times have authorized and reserved for issuance a sufficient number of shares of its capital stock to provide for the full conversion of this Note.

      4. Anti-dilution. Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time as follows:

            (a) Adjustment of Conversion Price and Number of Shares upon Issuance of Common Stock. If and whenever on or after the date this Note is issued, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than (i) Excluded Securities (as defined herein) and Other Securities (as defined herein) and (ii) shares of Common Stock which are issued or deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined herein) or upon exercise or conversion of the Other Securities) for a consideration per share less than a price (the "Applicable Price") equal to the Conversion Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale the Conversion Price then in effect shall be reduced to an amount equal to such consideration per share.

            (b) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 4(a) above, the following shall be applicable: (i) Issuance of Options. If after the date hereof, the Company in any manner grants any rights, warrants or options to subscribe for or purchase Common Stock or convertible securities ("Options") and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any convertible securities issuable upon exercise of any such Option is less than the Conversion Price then in effect, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 4(b)(i), the lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such convertible securities shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option or upon conversion or exchange of any other convertible security other than this Note issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such convertible securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities.

                  (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any convertible securities after the date hereof and the lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange thereof is less than the Conversion Price then in effect, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such convertible securities for such price per share. For the purposes of this
Section 4(b)(ii), the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the convertible security and upon conversion or exchange of such convertible security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities, and if any such issue or sale of such convertible securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this
Section 4(b), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                  (iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any convertible securities, or the rate at which any convertible securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or convertible securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock issuable upon conversion of this Debenture shall be correspondingly readjusted. For purposes of this
Section 4(b)(iii), if the terms of any Option or convertible security that was outstanding as of the date hereof are changed in the manner described in the immediately preceding sentence, then such Option or convertible security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment pursuant to this Section 4(b) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

            (c) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Sections 4(a) and 4(b), the following shall be applicable:

                  (i) Calculation of Consideration Received. If any Common Stock, Options or convertible securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefore will be deemed to be the net amount received by the Company therefore. If any Common Stock, Options or convertible securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the market price of such securities on the date of receipt of such securities. If any Common Stock, Options or convertible securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefore will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or convertible securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of the Notes representing at least two-thirds of the shares of Common Stock issuable upon conversion of the Notes then outstanding which were issued pursuant to the Securities Purchase Agreement. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of the Notes representing at least two-thirds of the shares of Common Stock issuable upon conversion of the Notes then outstanding which were issued pursuant to the Securities Purchase Agreement. The determination of such appraiser shall be final and binding upon all parties and the fees and expenses of such appraiser shall be borne by the Company.

                  (ii) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01.

                  (iii) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                  (iv) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in convertible securities or (2) to subscribe for or purchase Common Stock, Options or convertible securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            (d) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Debenture subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, any Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time after the date of issuance of this Debenture combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, any Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 4(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

            (e) Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Note, then, in each such case any Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Conversion Price by a fraction of which (A) the numerator shall be the closing bid price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the closing bid price of the Common Stock on the trading day immediately preceding such record date; and

            (f) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Note; provided, except as set forth in Section 4(d), that no such adjustment pursuant to this Section 4(f) will increase the Conversion Price as otherwise determined pursuant to this Section 4.

            (g) Notices.

                  (i) Immediately upon any adjustment of the Conversion Price, the Company will give written notice thereof to the holder of this Note, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

                  (ii) The Company will give written notice to the holder of this Note at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

            (h) Definitions.

                  (i) "Approved Stock Plan" means any benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, independent contractor, officer or director for services provided to the Company.

                  (ii) "Excluded Securities" means, provided such security is issued at a price which is greater than or equal to the arithmetic average of the Closing Bid Prices of the Common Stock for the ten (10) consecutive trading days immediately preceding the date of issuance, any of the following: (a) any issuance by the Company of securities in connection with a strategic partnership or a joint venture (the primary purpose of which is not to raise equity capital), (b) any issuance by the Company of securities as consideration for a merger or consolidation or the acquisition of a business, product, license, or other assets of another person or entity and (c) options to purchase shares of Common Stock, provided (I) such options are issued after the date of this Note to employees of the Company within thirty (30) days of such employee's starting his employment with the Company, and (II) the exercise price of such options is not less than the closing bid price of the Common Stock on the date of issuance of such option.

                  (iii) "Other Securities" means (i) those options and warrants of the Company issued prior to, and outstanding on, the date hereof, (ii) the shares of Common Stock issuable on exercise of such options and warrants, provided such options and warrants are not amended after the date hereof, those options, warrants and shares of Common Stock disclosed as issued or to be issued in the Company's Current Report on Form 8-K, dated on or about March 9, 2005, a draft of which is attached as an exhibit to the Securities Purchase Agreement between the Company and the holder of this Note (among other investors), provided that the terms of such options, warrants or shares of Common Stock issued or to be issued are as described in such Form 8-K, and (iii) the shares of Common Stock issuable upon conversion of the Notes and the Warrants issued to the holder of this Note and other investors pursuant to the said Securities Purchase Agreement.

                  (i) Consent of Holder to Sell Capital Stock or Grant Security Interests. So long as any of the principal of or interest on this Note remains unpaid and unconverted, the Company shall not, without the prior consent of the Holder, issue or sell (i) any Common Stock or Preferred Stock without consideration or for a consideration per share less than the Conversion Price,
(ii) issue or sell any Preferred Stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than the Conversion Price, (iii) enter into any security instrument granting the holder a security interest in any of the assets of the Company, or (iv) file any registration statement on Form S-8.

      5. Further Adjustments. In case at any time or, from time to time, the Company shall take any action that affects the class of securities into which this Note may be converted under Sections 2(b) and (c), other than an action described herein, then, unless such action will not have a materially adverse effect upon the rights of the Lender, the number of shares of such class of securities (or other securities) into which this Note is convertible shall be adjusted in such a manner and at such time as shall be equitable in the circumstances.

      6. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to Section 4 or Section 5, the Company at its sole expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Lender a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Lender, furnish or cause to be furnished to Lender a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number and class of securities and the amount, if any, of other property which at the time would be received upon the conversion of this Note under Section 2.

      7. Change of Control. In the event of (i) any transaction or series of related transactions (including any reorganization, merger or consolidation) that results in the transfer of 50% or more of the outstanding voting power of the Company, and (ii) a sale of all or substantially all of the assets of the Company to another person, this Note shall be automatically due and payable. The Company will give the Lender not less than ten (10) business days prior written notice of the occurrence of any events referred to in this Section 7.

      8. Affirmative Covenants. The Company covenants and agrees that, while any amounts under this Note are outstanding, it shall:

            (a) Do all things necessary to preserve and keep in full force and effect its corporate existence, including, without limitation, all licenses or similar qualifications required by it to engage in its business in all jurisdictions in which it is at the time so engaged; and continue to engage in business of the same general type as conducted as of the date hereof; and (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder;

            (b) Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, which, if unpaid, might reasonably be expected to give rise to liens or charges upon such properties or any part thereof, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and the Company has maintained adequate reserves with respect thereto in accordance with GAAP;

            (c) Comply in all material respects with all federal, state and local laws and regulations, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements applicable to it (collectively, "Requirements") of all governmental bodies, departments, commissions, boards, companies or associations insuring the premises, courts, authorities, officials or officers which are applicable to the Company or any of its properties, except where the failure to so comply would not have a material effect ("Material Adverse Effect") on the Company or any of its properties; provided, however, that nothing provided herein shall prevent the Company from contesting the validity or the application of any Requirements;

            (d) Keep proper records and books of account with respect to its business activities, in which proper entries, reflecting all of their financial transactions, are made in accordance with GAAP;

            (e) Notify the Lender in writing, promptly upon learning thereof, of any litigation or administrative proceeding commenced or threatened against the Company which involve a claim in excess of $50,000;

            (f) Use the proceeds from this Note for working capital purposes pending consummation of the Sloan Financing;

            (g) In the event the Company consummates an offering of its debt or securities, the Company will pre-pay the balance due on the Notes (pro rata in the event the net balance of the offering is insufficient to satisfy the total then outstanding on the Notes) to Lenders who shall accept such pre-payment in full or partial satisfaction of this Note, as the case may be. In such case, the Company will provide the Lender 10-days advance notice of its intent to pre-pay the Note and the Lender may within five (5) days after such notice elect to convert all or a portion of the Note under Section 2(b) or 2(c) provided such Section(s) is otherwise available pursuant to the terms of Section 2 of this Note; and

      9. Negative Covenants. The Company covenants and agrees that while any amount of this Note is outstanding it will not directly or indirectly:

            (a) Guarantee, assume or otherwise become responsible for (directly or indirectly) the indebtedness for borrowed funds, performance, obligations, of any person, or the agreement by the Company or any of its subsidiaries to do any of the foregoing, without the prior written consent of the Lender;

            (b) Declare or pay, directly and indirectly, any dividends or make any distributions, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of its capital stock (including without limitation any preferred stock) or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock or set aside any amount for any such purpose; and

            (c) Sell, transfer, discount or otherwise dispose of any claim or debt owing to it, including, without limitation, any notes, accounts receivable or other rights to receive payment, except for reasonable consideration and in the ordinary course of business.

      10. Events of Default. The entire unpaid Principal Amount under this Note and the interest due thereon shall forthwith become and be due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, if any one or more of the following events (herein called "Events of Default") shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing at the time of such notice, except to the extent contemplated by the opening paragraph hereof, that is to say:

            (a) the Company shall (i) fail to pay any amounts owed hereunder as required under the terms of this Note or (ii) have an event of default occur and be continuing under indebtedness of the Company (other than this Notes) such that the holders of such indebtedness have declared the outstanding principal and accrued interest to be immediately due and payable;

            (b) if the Company shall:

                  (i) admit in writing its inability to pay its debts generally as they become due;

                  (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act;

                  (iii) make an assignment for the benefit of creditors;

                  (iv) consent to the appointment of a receiver of the whole or any substantial part of its assets;

                  (v)  on  a  petition  in  bankruptcy   filed  against  it,  be
adjudicated a bankrupt; or

                  (vi) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof;

            (c) if a court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of the Company, a receiver of the whole or any substantial part of Company's assets, and such order, judgment or decree shall not be vacated or set aside or stayed within 90 days from the date of entry thereof;

            (d) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the whole or any substantial part of Company's assets and such custody or control shall not be terminated or stayed within 90 days from the date of assumption of such custody or control; or

            (e) the Company shall default (and not cure within 10 days after written notice of such default) in the performance of, or violate any material representation, warranty, or covenant contained in the Securities Purchase Agreement or in any written statement pursuant thereto or hereto, or any report, financial statement or certificate made or delivered to the Lender by the Company shall be untrue or incorrect in any material respect, as of the date when made or deemed made.

      11. Remedies. In case any one or more of the Events of Default specified in Section 10 hereof shall have occurred and be continuing, the Lender may proceed to protect and enforce its rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or the Lender may proceed to enforce the payment of all sums due upon this Note or to enforce any other legal or equitable right of the Lender.

      12. Amendments and Waivers. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Lender.

      13. Notices. All notices, requests, consents, and other communications under this Note shall be in writing and shall be deemed delivered (i) three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one (1) business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

            If to the Company:

            Drinks Americas Holdings, Ltd.
            372 Danbury Road
            Wilton, CT 06897
            Attn: Bruce Klein
            Fax: (203) 762-8992

            If to SSC:

            James C. Ackerman
            c/o Sloan Securities Corp.
            Two Executive Drive
            Fort Lee, NY 07024
            Fax: (201) 592-0695

            (ii) Any party may give any notice, request, consent or other communication under this Note using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

      14. Conflicting Agreements. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

      15. Severability. The unenforceability or invalidity of any provision or provisions of this Note as to any persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other provisions or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

      16. Governing Law. This Note shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. The Company (1) agrees that any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

      17. Waivers. The nonexercise by either party of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

      18. Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of this Note.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Note as of the date first written above.

                                                Drinks Americas Holdings, Ltd.


                                                By:
                                                   -----------------------------


                                      -14-